Exhibit 10-n


March        , 1998

Private and Confidential


Officer Name
Officer Title
Company
Street Address
City, State, Zip Code

Re:  Severance Benefits-Change in Control

Dear Officer:

          SBC (the "Corporation") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel of the Corporation and its subsidiaries. In this connection, the Board of Directors of the Corporation (the "Board") has recognized that, as is the case with many publicly held corporations, a change in control is a possibility and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of senior management personnel to the detriment of the Corporation and its stockholders.

          The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of senior management (hereinafter referred to as "Officers"), including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Corporation, although no such change is now apparent or contemplated.

          In order to induce you to remain in the employ of the Corporation or one of its subsidiaries, as the case may be, and in consideration of your agreement set forth in Section 2.2 hereof, the Corporation agrees that you shall receive the severance benefits set forth in this letter agreement ("Agreement") in the event your employment with the Corporation's family of companies (i.e., the tax controlled group of corporations of which the Corporation is a member) is terminated subsequent to a "change in control of the Corporation" (as defined in Section 2 hereof) under the circumstances described herein.

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          1. Term of Agreement.  This Agreement  shall commence on, and the date of this Agreement shall be, the date it is agreed to by you as shown above your signature, and this Agreement shall continue in effect through December 31, 1998; provided, however, that commencing on January 1, 1999 and each January 1 thereafter the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Corporation shall have given notice that it does not wish to extend this Agreement; provided further however that if a change in control of the Corporation shall have occurred during the original or any extended term of this Agreement, this Agreement shall continue in effect for a period of twenty-four
(24) months beyond the month in which such change in control occurred; provided further however that the term of this Agreement shall expire if your employing subsidiary is sold or otherwise disposed of prior to a change in control of the Corporation unless you continue in employment with the Corporation's tax controlled group after such sale or other disposition (if your employing subsidiary is sold or disposed of following a change in control of the Corporation this Agreement shall continue through its original term or any extended term, thus, requiring payment by the Corporation hereunder if the purchaser were to actually or constructively terminate you during such term).

          2.  Change in Control.

          2.1 No benefits shall be payable hereunder unless there shall have been a change in control of the Corporation, as defined below. For purposes of this Agreement, a "change in control of the Corporation" shall be deemed to have occurred if (A) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Securities Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Act), directly or indirectly, of more than 20% of the then outstanding voting stock of the Corporation; or (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (C) the stockholders of the Corporation approve a merger or consolidation

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of  the  Corporation  with  any  other  corporation,  other  than  a  merger  or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

          2.2 For purposes of this Agreement a "potential change in control of the Corporation" shall be deemed to have occurred if (A) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Corporation; (B) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Corporation; or (C) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control of the Corporation has occurred.

          You agree that, subject to the terms and conditions of this Agreement, in the event of a potential change in control of the Corporation, you will remain in the employ of the Corporation's family of companies until the earliest of (A) a date which is six (6) months after the occurrence of such potential change in control of the Corporation, (B) the termination by you of your employment by reason of Disability or Retirement as defined in Section 3.1, (C) the occurrence of a change in control of the Corporation, or (D) the expiration of the term of this Agreement.

          3.  Termination Following Change in Control.

If any of the events described in Section 2.1 hereof constituting a change in control of the Corporation shall have occurred you shall be entitled to the benefits provided in Section 4.3 hereof upon the subsequent termination of your employment with the Corporation's family of companies during the term of this Agreement unless such termination is (A) because of your death Disability (as defined in Section 3.1) or Retirement (as defined in Section 3.1), (B) by the Corporation or subsidiary thereof, as the case may be, for Cause (as defined in Section 3.2) or (C) by you other than for Good Reason (as defined in Section 3.3).

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          3.1 Disability;  Retirement. If, as a result of your incapacity due to physical or mental impairment, you shall have been absent from the full-time performance of your duties with the Corporation or subsidiary thereof, as the case may be, for twelve (12) consecutive months, and within thirty (30) days after written notice of termination is given (which notice may be given before the expiration of such twelve (12) month period) you shall not have returned to the full-time performance of your duties immediately preceding the onset of the physical or mental impairment, a similar position, or any appropriate position which you would otherwise be capable of performing by reason of your background and experience your employment may be terminated for "Disability".

          Termination by the Corporation or subsidiary thereof, as the case may be, or by you of your employment based on "Retirement" shall mean termination in accordance with the Corporation's mandatory retirement age policy for Officers or in accordance with any retirement arrangement established with your consent with respect to you provided that termination of your employment by you for "Good Reason" as hereinafter defined shall not under any circumstances constitute Retirement for purposes of this Agreement.

          3.2 Cause. For purposes of this Agreement, termination by the Corporation or subsidiary thereof, as the case may be, of your employment for "Cause" shall mean termination upon (A) the willful and continued failure by you to substantially perform your duties with such company (other than any such failure resulting from your incapacity due to physical or mental impairment, or any such actual or anticipated failure after the issuance of a Notice of Termination by you for Good Reason, as such terms are defined in Sections 3.4 and 3.3, respectively) after a written demand for substantial performance is delivered to you by the Corporation which demand specifically identifies the manner in which the Corporation believes that you have not substantially performed your duties, or (B) the willful engaging by you in conduct which is demonstrably and materially injurious to the Corporation or any subsidiary thereof, monetarily or otherwise. For purposes of this Section, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Corporation and its subsidiaries. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of the conduct set forth above in clauses (A) or (B) of the first sentence of this
Section 3.2 and specifying the particulars thereof in detail.

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          3.3 Good Reason.  For purposes of this Agreement,  "Good Reason" shall mean, without your express written consent, the occurrence after a change in control of the Corporation, of any of the following circumstances unless, in the case of Sections 3.3.1, 3.3.4, 3.3.5, 3.3.6 or 3.3.7, such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as such terms are defined in Sections 3.5 and 3.4, respectively, given in respect thereof:

                3.3.1 The assignment to you of any duties inconsistent with your status as an Officer within the Corporation's family of companies or a
    substantial   adverse   alteration   in  the   nature   or  status  of  your
    responsibilities from those in effect immediately prior to the change in control of the Corporation;

                3.3.2 A reduction by the Corporation or subsidiary thereof, as the case may be, in your annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all Officers within the Corporation's family of companies and all managers in equivalent positions of any person in control of the Corporation;

                3.3.3 The failure by the Corporation or subsidiary thereof, as the case may be, without your consent, to pay to you any portion of your current compensation, or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Corporation, within seven (7) days of the date such compensation is due;

                3.3.4 The failure by the Corporation to continue in effect after the change in control, each and every of the following SBC Communications Inc. benefit plans in which you participate immediately prior to the change in control:

                            Short Term Incentive Plan

                      Supplemental Life Insurance Plan

                      Supplemental Retirement Income Plan

                      Senior Management Deferred Compensation Plan

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                      Senior Management Deferred Compensation Plan of 1988

                      Senior Management Long Term Disability Plan

                            Supplemental Health Plan

                           1996 Stock & Incentive Plan

    or any substitute plans adopted prior to the change in control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan; or the failure by the Corporation or subsidiary thereof, as the case may be, to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the change in control;

                3.3.5 The failure by the Corporation to continue to provide you with benefits substantially similar to those enjoyed by you under the Corporation's pension, life insurance, medical health and accident, and disability plans in which you were participating at the time of the change in control of the Corporation; the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the change in control of the Corporation; or the failure by the Corporation to provide you with the number of paid vacation days to which you are entitled on the basis of your duration of service with the Corporation or subsidiary thereof, as the case may be, in accordance with such company's normal vacation policy in effect at the time of the change in control of the Corporation;

                3.3.6 The failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; or

                3.3.7 Any purported termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of
    Section 3.4 below (and if, applicable, the requirements of Section 3.2 above); for purposes of this Agreement, no such purported termination shall be effective.

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                Your right to terminate  your  employment  for Good Reason shall not be affected by your incapacity due to physical or mental impairment. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          3.4 Notice of Termination. Any purported termination of your employment by the Corporation or subsidiary thereof, as the case may be, or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          3.5 Date of Termination, Etc. "Date of Termination" shall mean (A) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30) day period), or (B) if your employment is terminated pursuant to Section 3.2 or 3.3 above or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to Section 3.2 above shall not be less than thirty (30) days, and in the case of a termination pursuant to Section
3.3 above shall not be less than fifteen (15) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided that if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. During the pendency of any such dispute, the Corporation or subsidiary thereof, as the case may be, will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given

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(including,  but not limited to, base salary) and continue you as a  participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

          4. Compensation Upon Termination. Following a change in control of the Corporation, as defined by Section 2.1, your compensation and entitlement to benefits under this Agreement upon your inability or failure to perform your duties and/or your termination shall be as follows:

          4.1 During any period that you fail to perform your full-time duties with the Corporation or subsidiary thereof, as the case may be, as a result of incapacity due to physical or mental impairment, or in the event your employment shall be terminated by the Corporation or subsidiary thereof, as the case may be, or by you for Retirement, or by reason of your death, your benefits shall be determined under the Corporation's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs, and the Corporation and its subsidiaries shall have no further obligations to you under this Agreement.

          4.2 If your employment shall be terminated by the Corporation or subsidiary thereof, as the case may be, for Cause or by you other than for Good Reason, Disability, death or Retirement, the Corporation or subsidiary thereof, as the case may be, shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Corporation or subsidiary thereof, as the case may be, at the time such payments are due, and the Corporation and its subsidiaries shall have no further obligations to you under this Agreement.

          4.3 If your employment by the Corporation or subsidiary thereof, as the case may be, shall be terminated (A) by the Corporation or subsidiary thereof, as the case may be, other than for Cause, Retirement or Disability or (B) by you for Good Reason, then you shall be entitled to the benefits provided below:

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                4.3.1  The  Corporation  shall  pay you your  full  base  salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Corporation or subsidiary thereof, as the case may be, in effect immediately prior to the change in control of the Corporation, at the time such payments are due. For purposes of determining the amount to which you are entitled under the Financial Counseling Program, you shall be regarded as having retired with entitlement to an immediate service pension under the Pension Benefit Plan as of your Date of Termination.

                4.3.2 In lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Corporation shall pay as severance pay to you a lump sum severance payment ("Severance Payment") equal to three times [or two times, as the original agreement requires] the sum of the following amounts prior to any deferral thereof: (a) your annual base salary in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination given in respect thereof, (b) the amount paid to you pursuant to the Short Term Incentive Plan or as a Key Executive Officer Short Term Award in the year in which the Date of Termination occurs (or if no amount has been paid to you pursuant to such Plan in the year in which the Date of Termination occurs, the amount paid to you pursuant to such Plan in the year preceding that in which the Date of Termination occurs), and (c) the cash value of your target award of performance shares granted under the 1996 Stock and Incentive Plan (used as the basis for determining the number of performance shares), as approved by the Board of Directors, for the performance cycle under such Plan that on the Date of Termination has the most recent commencement date.

                4.3.3 In the  event you are  required  to pay  excise  tax under
    Section 4999 of the Internal Revenue Code as a result of payments under such Severance Agreement or awards under the 1996 Stock and Incentive Plan, then the Corporation shall pay you an amount equal to the excise tax and all Federal and applicable state taxes resulting from payment of the excise tax, and all resulting taxes upon taxes.

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                4.3.4 The payment provided for in Section 4.3.2, above, shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amount of such payment cannot be finally determined on or before such day, the Corporation shall pay to you on such day an estimate, as determined in good faith by the Corporation of the minimum amount of such payment and shall pay the remainder of such payment (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination

                In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to you, payable on the fifth day after demand by the Corporation (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

                4.3.5 The Corporation also shall pay to you all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made no later than the thirtieth day after the Date of Termination, or within thirty (30) days after your request for payment accompanied with such evidence of fees and expenses incurred as the Corporation reasonably may require.

                4.3.6 You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Corporation or any subsidiary thereof, or otherwise.

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                4.3.7 If you are not  otherwise  entitled to such benefits at no cost to you pursuant to the terms of such plans, for a thirty-six month period from your Date of Termination or until December 31 of the year in which you reach age sixty-five (65), whichever is the shorter period, the Corporation shall arrange to provide you with life health and dental benefits (including dependent coverage) substantially similar to those that you were receiving immediately prior to your Date of Termination, including Supplemental Health Plan benefits. Such benefits shall be provided at no cost to you. Notwithstanding the foregoing, the Company shall not provide any benefit to you pursuant to this Section 4.3.7 if an equivalent benefit is actually received by you during the thirty-six month period following your Date of Termination and any such benefit actually received by you shall be reported by you to the Corporation.

                4.3.8 This Agreement does not abrogate any of the usual entitlements which you have or will have, first, while a regular employee, and subsequently, after termination, and thus you shall be entitled to receive all benefits payable to you under each and every qualified plan, welfare plan and any other plan or program relating to benefits and deriving from your employment with the Corporation's family of companies, but solely in accordance with the terms and provisions thereof as in effect immediately prior to the change in control of the Corporation.

          5.  Successors; Binding Agreement.

          5.1 The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Corporation in the same amount and on the same terms as you would be entitled to hereunder if you terminate your employment for Good Reason following a change in control of the Corporation, except that for purposes of implementing the foregoing, the date on which any succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

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          5.2 This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee, or if there is no such designee, to your estate.

          6. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith.

          7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto any time of any breach by the other party hereto, of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware. All references to sections of the Securities Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Corporation under Section 4 shall survive the expiration of the term of this Agreement.

          8. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Page Thirteen

          9. Non-Assignability. Neither you nor any other person shall have any right to commute sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, 5 expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by you or any other person, nor be transferable by operation of law in the event of your or any other person's bankruptcy or insolvency.

          10.   Counterparts.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          If this letter sets forth our agreement on the subject matter hereof kindly sign and return to the Corporation the enclosed copy of this letter which will then constitute our agreement on this subject.

                                   Sincerely,

                            SBC Communications Inc.


                            By:_____________________________________
Senior Vice President-Human Resources
Agreed to as of the _____day
of __________________1998

-------------------------------
Officer Typed Name

Officer Address:

Dear Officer:

    You previously entered into a change-in-control/severance agreement with SBC Communications Inc. ("SBC" or the "Corporation") pursuant to resolutions to the Board of Directors of SBC, adopted on January 27, 1989 (the "Severance Agreement"). Subsequently, on March 28, 1997, the Human Resources Committee adopted the enclosed resolution to the effect that new benefit plans adopted by the Corporation would be considered replacements for certain plans described in the Severance Agreement.

    The Board of Directors has authorized the amendment of the Severance Agreement to make certain updating amendments described below. The Severance Agreement, as amended by this letter, would constitute the entire agreement between you and the Corporation.

    The changes to the Severance Agreement are:

1. Any references to Southwestern Bell Corporation would now be to SBC Communications Inc. Any references to the Corporation as your sole employer [certain agreements only], would now refer to the Corporation or one of its subsidiaries as your employer.

2. The reference in Section 3.3.4 to the Southwestern Bell Corporation Senior Management Long Term Incentive Plan would be replaced by the 1996 Stock and Incentive Plan. The references in the Severance Agreement to: (a) Southwestern Bell Corporation Senior Management Supplemental Retirement Income Plan, (b) Southwestern Bell Corporation Senior Management Long Term Disability Plan, (c) Southwestern Bell Corporation Senior Management Deferred Compensation Plan, (d) Southwestern Bell Corporation Senior Management Deferred Compensation Plan of 1988, (e) Southwestern Bell Corporation Senior Management Executive Health Plan, (f) Southwestern Bell Corporation Senior Management Financial Counseling Program, and (g) Southwestern Bell Corporation Management Pension Plan shall refer to the following plans of SBC, respectively: (a) Supplemental Retirement Income Plan, (b) Senior Management Long Term Disability Plan, (c) Senior Management Deferred Compensation Plan, (d) Senior Management Deferred Compensation Plan of 1988,
    (e) Supplemental Health Plan, (f) Financial Counseling Program, and (g) Pension Benefit Plan.

3. The last provision of Section 1, referring to the Severance Agreement not extending beyond the last day of the month you attain age 65, is deleted.

4. Section 4.3.2 is amended in its entirety to read as follows:

          In lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Corporation shall pay as severance pay to you a lump sum severance payment ("Severance Payment") equal to three times [or two times, as the original agreement requires] the sum of the following amounts prior to any deferral thereof: (a) your annual base salary in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination given in respect thereof, (b) the amount paid to you pursuant to the Short Term Incentive Plan or as a Key Executive Officer Short Term Award in the year in which the Date of Termination occurs (or if no amount has been paid to you pursuant to such Plan in the year in which the Date of Termination occurs, the amount paid to you pursuant to such Plan in the year preceding that in which the Date of Termination occurs), and (c) the cash value of your target award of performance shares granted under the 1996 Stock and Incentive Plan (used as the basis for determining the number of performance shares), as approved by the Board of Directors, for the performance cycle under such Plan that on the Date of Termination has the most recent commencement date.

5. The first sentence of Section 3.3 [only for those agreements that originally had a reference to a ninety (90) day period for the officer to determine in "good faith" if he could effectively discharge his duties] shall be amended to read as follows:

          For purposes of this Agreement, "Good Reason" shall mean, during the ninety (90) day period following a change-in-control of the Corporation (unless the Change-in-Control is the result of the stockholders of the Corporation approving a merger or consolidation of the Corporation under
    Section 2.1 (C), in which case the ninety (90) day period will run from the closing of such merger or consolidation), a good faith determination by you that, as a result of such change-in-control, you are not able to discharge your duties effectively.

6. The reference in Section 2.1 (C) to "at least 80% of the combined voting power" shall be change to "at least 65% of the combined voting power."

7. Section 4.3.3 is amended in its entirety to read as follows:

          In the event you are required to pay excise tax under
      Section 4999 of the
    Internal Revenue Code as a result of payments under such Severance Agreement or awards under the 1996 Stock and Incentive Plan, then the Corporation shall pay you an amount equal to the excise tax and all Federal and applicable state taxes resulting from payment of the excise tax, and all resulting taxes upon taxes.

          If you elect to agree to these amendments, please indicate your agreement by executing the enclosed copy of this letter and returning it to me. Upon my receipt of your executed copy of this amendment, it will become effective.

    Sincerely,





    Accepted and Agreed to:




    --------------------------                  ---------------------
                   Name
    Date

                               Proposed Resolution

                          Directors, November 21, 1997

     Whereas, on January 27, 1989, the Board of Directors of SBC Communications Inc. ("SBC" or "Corporation") approved change-in-control severance agreements (the "Severance Agreements") to be offered to certain employees of the Corporation and its subsidiaries (an "Employee");

     Whereas, the Severance Agreements provide that upon termination of employment following a change-in-control, SBC will pay the Employee certain amounts based, among other things, upon the Corporation's Short Term Incentive Plan ("STIP") and the Corporation's Long Term Incentive Plan ("LTIP");

     Whereas, on March 28, 1997, the Human Resources Committee passed a resolution that the Corporation would interpret the Severance Agreements so that performance shares granted under the 1996 Stock and Incentive Plan ("1996 SIP") would replace LTIP awards and that, for certain persons, performance units granted under the 1996 SIP would replace STIP awards; and

     Whereas, the Board of Directors of the Corporation has reviewed proposed updating amendments to the Change-in-Control Agreements and finds that with such amendments the Severance Agreements continue to represent reasonable severance compensation to the Employees in the event of termination following a change-in-control;

          Therefore, be it:

     RESOLVED, that the Chairman and Chief Executive Officer of the Corporation is authorized to enter into agreements with officers of the Corporation and its subsidiaries for the amendment of the Severance Agreements and to enter into new agreements with such other officers, as the Chairman and Chief Executive Officer chooses in his sole discretion, on substantially the terms presented to this meeting, including the right to designate the level of benefits pertaining to each officer up to the maximum authorized and with such modifications of a non-material nature as he may deem appropriate or convenient; such modifications and new Severance Agreements may be executed by the Chairman and Chief Executive Officer or by the Senior Vice President-Human Resources; and

     RESOLVED FURTHER, that the appropriate officers of the Corporation are authorized, at their discretion, to do or cause to be done any and all such acts and things, and to execute and deliver any and all documents and papers that they may deem necessary, proper or advisable to carry out the foregoing resolution.